Exhibit 10.1

AMENDMENT NO. 2

to the

2020 STOCK INCENTIVE PLAN

of

QUALIGEN THERAPEUTICS, INC.

(Effective November 23, 2022)

This Amendment No. 2 (this “Amendment”) to the 2020 Stock Incentive Plan of Qualigen Therapeutics, Inc. (the “Company”) is hereby adopted by the Board of Directors of the Company (the “Board”), effective as of the date first referenced above.

WHEREAS, the 2020 Stock Incentive Plan of Qualigen Therapeutics, Inc. (the “Plan”) was adopted by the Board on behalf of the Company on April 8, 2020;

WHEREAS, the Plan was subsequently amended by the Company’s stockholders on August 9, 2021;

WHEREAS, as of the date first set forth above, the Company has effectuated a 1-for-10 reverse stock split (the “Reverse Split”) of the shares of the Company’s common stock, par value $0.001 per share (“Common Stock”);

WHEREAS, pursuant to Section 3.5 of the Plan, if the number of outstanding shares of Common Stock (the “Shares”) is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 3.1 of the Plan, (b) the exercise prices of and number of Shares subject to outstanding Options and Stock Appreciation Rights; (c) the number of Shares subject to other outstanding Awards; (d) the maximum number of shares that may be issued as incentive stock options (“ISOs”) set forth in Section 3.4 of the Plan; and (e) the number of Shares that may be granted as Awards to Non-Employee Directors as set forth in Article 10 of the Plan, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, provided that fractions of a Share will not be issued.; and

WHEREAS, the Board wishes to amend the Plan to make certain adjustments contemplated by Section 3.5 of the Plan to reflect the Reverse Split.

NOW, THEREFORE, BE IT RESOLVED,

1.	Section 3.1 of the Plan is hereby amended to change the total number of Shares reserved and available for grant and issuance pursuant to the Plan from 7,557,157 to 755,715.

2.	Section 3.4 of the Plan is hereby amended to change the Shares that may be issued pursuant to the exercise of ISOs from 98,000,000 to 9,800,000.

3.	Except as modified herein, all terms and conditions of the Plan shall remain in full force and effect.

4.	This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

5.	If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.